SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):     JULY 25, 2001
                                                             -------------



                        AFFILIATED RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)



       COLORADO                        O-31175                 84-1045715
     (State  or  other              (Commission               (I.R.S.  Employer
jurisdiction  of  incorporation)    File  Number)           (Identification No.)



                       3050 POST OAK BOULEVARD, SUITE 1080
                              HOUSTON, TEXAS  77056
               (Address of principal executive officers) (zip code)



                                 (713) 355-8940
              (Registrant's telephone number, including area code)




         (Former name or former address, if changed since last report.)

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ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Not  applicable.

ITEM  3.          BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable

ITEM  5.          OTHER  EVENTS

     Affiliated Resources Corporation (the "Company") has not filed its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 due to the Company's lack of financial resources to complete an audit of its financial statements for the applicable period. Management of the Company anticipates that the quarterly report on Form 10-QSB for the quarterly period ended June 30, 2001 will also be delinquent.

     On May 7, 2001, the Securities and Exchange Commission (the "Commission") issued a comment letter to the Company requesting that the Company explain and provide support for its accounting treatment of transactions described in its Form 10-K's for the years ended December 31, 1998 and December 31, 1999, as well as its Form 10-Q's for the quarters ended March 31, 1999, June 30, 1999, September 30, 1999, March 31, 2000, June 30, 2000, and September 30, 2000. The Company has communicated with the Commission regarding these comments, but does not have the financial resources to respond as fully as requested or to prepare and file amendments to each of the above-identified filings.

     Although management of the Company is working to improve its financial position, the Company makes no representations as to when, if ever, it will be able to fully respond to the Commissions comments and complete and file all reports necessary to be in compliance with its obligations as a fully reporting issuer under the Securities Exchange Act of 1934.

ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

            Not  applicable.

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ITEM  7.          FINANCIAL  STATEMENTS

     Not  applicable.

ITEM  8.          CHANGE  IN  FISCAL  YEAR

     Not  applicable.


EXHIBITS

     None.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July  26,  2001                         Affiliated Resources Corporation


                                                /s/  Peter  C.  Vanucci
                                                __________________________
                                                By:     Peter  C.  Vanucci
                                                Its:     President

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